UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 25, 2005
                                                -------------------------------

                               Refocus Group, Inc.
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             (Exact name of registrant as specified in its charter)

     Delaware                        000-32543                  75-2910096
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(State or other jurisdiction        (Commission                (IRS Employer
  of incorporation)                 File Number)             Identification No.)


10300 North Central Expressway, Suite 104
Dallas, Texas                                                       75231
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code     (214) 368-0200


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

     Item 1.01    Entry into a Material Definitive Agreement.

     Sale of Series A Preferred Stock

     On February 25, 2005, Refocus Group, Inc., or the Company, and Medcare Investment Fund III, Ltd., or Medcare, entered into a term sheet, or the Term Sheet, outlining a proposed investment by Medcare in the Company. The Term Sheet contained both binding and non-binding terms. Among the binding terms was a provision that provided that if the Company failed to close a transaction on the terms outlined in the Term Sheet, and Medcare was ready, willing and able to consummate the transaction, the Company was required to pay Medcare a fee of $2.0 million in addition to Medcare's expenses.

     On March 1, 2005, the Company and Medcare entered into a Securities Purchase Agreement, or the Purchase Agreement, that documented the transactions contemplated in the Term Sheet. Pursuant to the Purchase Agreement, the Company issued and sold, and Medcare purchased, 280,000 shares of Series A-1 Convertible Preferred Stock of the Company, or the Series A-1 Shares, for an aggregate purchase price of $7.0 million, or $25 per share, and a Warrant to purchase 133,334 shares of Series A-3 Convertible Preferred Stock of the Company for a purchase price of $1,000. The Series A-1 Shares are convertible into shares of Company common stock at an effective conversion price of $0.25 per share. The Warrant has an exercise price of $30 per share of Series A-3 Convertible Preferred Stock of the Company, or the Series A-3 Shares, and expires on February 28, 2007. The Series A-3 Shares will be convertible into shares of Company common stock at an effective conversion price of $0.30 per share. The conversion price of the Series A-1 Shares and Series A-3 Shares and the exercise price of the Warrant are subject to adjustment based on customary anti-dilution protection provisions.

     Additionally, pursuant to the Purchase Agreement, in the event that the Company receives authorization in writing to commence its Phase III clinical trials for the treatment of presbyopia without any material limitations, Medcare will purchase 280,000 shares of Series A-2 Preferred Stock of the Company, or the Series A-2 Shares, for an aggregate purchase price of $7.0 million, or $25 per share, subject to customary closing conditions. The Series A-2 Shares will be convertible into shares of Company common stock at an effective conversion price of $0.25 per share. Medcare, however, is under no obligation to purchase the Series A-2 Shares until March 1, 2006, and Medcare may waive any conditions to the purchase of those shares in its discretion.

     For a more detailed description of the Series A-1 Shares, Series A-2 Shares and the Series A-3 Shares, see Item 3.03 of this Current Report on Form 8-K.

     In the Purchase Agreement, the Company represented and warranted to, and covenanted with, Medcare as to various matters. Among those covenants was that for so long as 70,000 Series A-1 Shares remain outstanding, without the prior approval of the Board of Directors of the Company, including at least two-thirds of the Series A Directors (See Item 3.03 of this Current Report on Form 8-K for a description of the Series A Directors), the Company will not:

     o declare or pay any dividends (other than dividends payable solely in shares of Company common stock and dividends payable to the Company or another subsidiary of the Company) on or declare or make any other distribution, directly or indirectly, on account of any shares of Company common stock now or hereafter outstanding;

     o repurchase any outstanding shares of capital stock (other than repurchases of capital stock from employees of the Company or any subsidiary of the Company whose employment has been terminated for any reason, not to exceed $100,000 in the aggregate);

     o approve or modify by 10% or more the aggregate amount of any annual or other operating or capital budget, or approve or modify by 50% or more any single line item of any such operating or capital budget;

     o increase the salary of any officer or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by the Series A Directors;

     o retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee;

     o incur indebtedness (other than trade payables) in excess of $50,000 in the aggregate, or enter into contracts or leases which requires payments in excess of $50,000 in the aggregate;

     o make or incur any single capital expenditure in excess of $50,000 or aggregate capital expenditures in excess of $100,000 per fiscal year;

     o award stock options, stock appreciation rights or similar employee benefits or determine vesting schedules, exercise prices or similar features;

     o make any material change in the nature of its business or enter into any new line of business, joint venture or similar arrangement;

     o pledge its assets or guarantee the obligations of any other individual or entity;

     o recommend amendment of the Company's existing restricted stock and stock option plan or approval of any new equity incentive plan; or

     o form or acquire any subsidiary, joint venture or similar business entity.

     A description of the other provisions of the Purchase Agreement are contained in the various other Items included in this Current Report on Form 8-K.

     In connection with, and as condition to, entering into the Purchase Agreement, the Company and Medcare entered into an Investors' Rights Agreement. The Investors' Rights Agreement grants Medcare certain demand, piggy-back and shelf registration rights and sets forth the procedures pursuant to which such rights may be exercised and effected. The Investors' Rights Agreement also grants Medcare preemptive rights to purchase any or all of the securities of the Company that the Company proposes to issue on the same terms and conditions as the proposed issuance by the Company.

         In deciding to approve the transactions contemplated in the Term Sheet and Purchase Agreement, the Board of Directors of the Company considered the oral opinion, delivered February 28, 2005, of Hill Schwartz Spilker Keller LLC, or HSSK, that, as of that date, the consideration to be received in exchange for the consideration to be given by the Company in connection with the transactions was fair, from a financial point of view, to the stockholders of the Company. This opinion was confirmed in writing on February 28, 2005. Under the terms of its engagement, the Company has agreed to pay HSSK for the fairness opinion an aggregate of $75,000. The HSSK opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by HSSK in connection with its opinion, is included as Exhibit 99.1 to this Current Report on Form 8-K.

         Amendment to License Transfer and Transition Services Agreement

         On February 28, 2005, the Company, Refocus Ocular, Inc., a wholly-owned subsidiary of the Company, CIBA Vision AG and CIBA Vision Corporation entered into the First Amendment to License Transfer and Transition Service Agreement, or the First Amendment. The execution and delivery of the First Amendment was a condition to the closing of the transactions in the Purchase Agreement. The First Amendment amends the License Transfer and Transition Services Agreement, dated January 30, 2004, to provide a royalty based payment by the Company to CIBA Vision AG instead of a quarterly payment schedule that was set to commence in the first quarter of 2006. The royalty payable is equal to four percent of the Company's net sales of the products previously licensed to CIBA Vision AG from the date of the First Amendment until the earlier of December 31, 2009 and the payment of an aggregate of $3.25 million. If less than $3.25 million of royalties have been paid by the Company to CIBA Vision AG on December 31, 2009, the Company is required to pay to CIBA Vision AG the difference between the amount actually paid and $3.25 million. The Company, however, retained the right to pay $2.0 million to CIBA Vision AG on or prior to January 1, 2006, to satisfy its obligations in full. Additionally, pursuant to the First Amendment, the Company waived certain defaults alleged by the Company for non-performance.

     Item 1.02    Termination of a Material Definitive Agreement.

     On March 1, 2005, the Company utilized the proceeds from the sale of the Series A-1 Shares to repay in full the principal amount and accrued and unpaid interest on the loan that was made by Medcare to the Company on January 27, 2005. The loan was for $500,000 aggregate principal amount.

     As a result of the payment in full of that loan, the Security Agreement among the Company, its wholly owned subsidiary, Refocus Ocular, Inc., and Medcare, was terminated. The Security Agreement granted a first priority security interest in all issued and pending patents, trademarks and service marks filed in the United States relating to and encompassing the PresVIEW Scleral Implant and PresVIEW Incision System, which are used in the Company's surgical technique, the Scleral Spacing Procedure, for the treatment of presbyopia, ocular hypertension and primary open angle glaucoma in the human eye.

     In addition, the Company's wholly owned subsidiaries, Refocus Ocular, Inc., PC Lens Corp and Refocus Ocular Europe - SPRL, obligations under the Guaranty, pursuant to which they each severally guaranteed the obligations of the Company under the loan, were terminated as result of the payment in full of the loan.

     In addition, as a result of the issuance and sale of the Series A-1 Shares, on March 1, 2005, $260,000 aggregate principal amount of the bridge loans made to the Company in October and November 2004 converted by their terms into shares of Company common stock at a conversion price $0.25 per share.

Section 3 - Securities and Trading Markets

     Item 3.02    Unregistered Sales of Equity Securities

     On March 1, 2005, the Company issued and sold 280,000 Series A-1 Shares and a Warrant to purchase 133,334 Series A-3 Shares to Medcare, who is an
"accredited investor," as defined in Rule 501(a) promulgated under the Securities Act of 1933. These sales resulted in aggregate gross proceeds to the Company of approximately $7.0 million. The Series A-1 Shares and the Warrant were issued in a private placement and were not registered under the Securities Act of 1933. As a result, the Series A-1 Shares and the Warrants are "restricted securities" and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The certificate evidencing the Series A-1 Shares and the instrument evidencing the Warrant contain legends stating the same. These securities were issued by the Company in reliance upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under that act. The issuance and sale of the Series A-1 Shares and the Warrant to Medcare in the private placement was undertaken without general solicitation or advertising. Medcare represented to the Company that, among other items, that it was an "accredited investor" and that is was acquiring the Series A-1 Shares and the Warrant for investment purposes only and not with a view toward public distribution. Additionally, Medcare acknowledged that the securities issued to it were "restricted securities." Moreover, the Company will file with the Securities and Exchange Commission a Form D pursuant to Rule 506 with respect to the private placement.

     The Warrant has an exercise price of $30 per share of Series A-3 Convertible Preferred Stock of the Company and expires on February 28, 2007. The exercise price of the Warrant is subject to adjustment based on customary anti-dilution protection provisions. Item 3.03 of this Current Report on Form
8-K contains a description of the terms on which these securities are convertible into Company common stock.

     Item 3.03 - Material Modification to Rights of Security Holders.

     The Board of Directors of the Company, pursuant to the Certificate of Incorporation of the Company as in effect, has the authority to issue in one or more series of up to 10 million shares of Company preferred stock. On March 1, 2005, the Company filed a Certificate of Designations, Rights and Preferences with the Secretary of State of the State of Delaware establishing the Series A-1 Convertible Preferred Stock, consisting of 280,000 shares, the Series A-2 Convertible Preferred Stock, consisting of 280,000 shares, and the Series A-3 Convertible Preferred Stock, consisting of 200,000 shares. The Series A-1 Convertible Preferred Stock, the Series A-2 Convertible Preferred Stock and the Series A-3 Convertible Preferred Stock are sometimes, collectively, referred to in this Current Report on Form 8-K as the "Series A Preferred Stock." The following is a description of the material terms of the Series A Preferred
Stock:

     Dividends. The holders of the Series A Preferred Stock are not entitled to any preferential dividends. Holders of the Series A Preferred Stock, however, are entitled to participate on an as-converted basis in any cash dividends declared and paid on Company common stock.

     Liquidation. Upon the liquidation, dissolution or winding up of the Company, an acquisition of the Company that results in the sale of more than 50% of the outstanding voting power of the Company, or the sale or exclusive license of all or substantially all of the assets of the Company, the holders of the Series A Preferred Stock will be entitled to receive, out of the legally available funds and assets of the Company, before any payment is made to any shares of Company common stock or other junior stock, an amount per share equal to the greater of:

     o two times the Applicable Stated Value (as described below) of the share of Series A Preferred Stock; or

     o the amount that the holder of that share of Series A Preferred Stock would have received had the holder converted that share into shares of Company common stock immediately prior to the liquidation event.

If the legally available funds and assets of the Company are insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they are entitled, the holders of the shares of Series A Preferred Stock and the holders of capital stock of the Company that is on a parity with the Series A Preferred Stock will share ratably in any distribution of the remaining legally available funds and assets of the Company.

     The Applicable Stated Value of a share of Series A Preferred Stock means $25 with respect to a share of Series A-1 Convertible Preferred Stock or Series A-2 Convertible Preferred Stock or $30 with respect to a share of Series A-3 Convertible Preferred Stock.

     Ranking. The Series A Preferred Stock shall, with respect to rights on liquidation, winding up, corporate reorganization and dissolution rank senior to the shares of Company common stock and other junior stock. The Series A-1 Convertible Preferred Stock, the Series A-2 Convertible Preferred Stock and the Series A-3 Convertible Preferred Stock rank on parity with each other.

     Conversion. A share of Series A Preferred Stock is convertible at the option of the holder of that share, at any time and from time to time, into 100 shares of Company common stock, or an effective price of $0.25 per share for the Series A-1 Convertible Preferred Stock and the Series A-2 Convertible Preferred Stock and $0.30 per share for the Series A-3 Convertible Preferred Stock. The conversion rate of a share of Series A Preferred Stock into shares of Company common stock is subject to adjustment, from time to time, for, among other reasons, stock splits, combinations, dividends and distributions. The conversion rate is also subject to an upward adjustment in order to cause the effective price at which a share of Company common stock issued upon conversion of the Series A Preferred to be equal to the price of any share of Company common stock issued, or issuable upon the exercise or conversion of a security, subsequently issued or sold by the Company. Shares of Series A Preferred Stock will be automatically converted into shares of Company common stock at the then effective conversion rate upon the closing of an underwritten public offering of shares of Company common stock that results in gross proceeds to the Company of at least $45 million.

     Voting. The holders of the shares of Series A Preferred Stock will be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Company. Each holder of a share of Series A Preferred Stock is entitled to the number of votes equal to the largest number of full shares of Company common stock into which all shares of Series A Preferred Stock held by that holder could be converted. Except as required by law on matters requiring class voting, the holders of the Series A-1 Convertible Preferred Stock, the Series A-2 Convertible Preferred Stock ,the Series A-3 Convertible Preferred Stock and Company common stock will vote together as a single class.

     Protective Provisions. In addition to any other vote or consent required, for so long as 70,000 shares of Series A-1 Convertible Preferred Stock remain outstanding, without the prior vote or approval of 75% of the then outstanding Series A Preferred Stock, the Company shall not:

     o amend its Certificate of Incorporation and Bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock;

     o reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Series A Preferred Stock;

     o authorize or issue any additional Series A Preferred Stock or any other stock having rights or preferences senior to, or on a parity with, the Series A Preferred Stock, except for authorizations for issuances, and issuances, solely to the holders of Series A Preferred Stock;

     o merge or consolidate with or into any corporation if such merger or consolidation would result in the stockholders of the Company immediately prior to such merger or consolidation holding (by virtue of securities issued as consideration in such transaction or otherwise) less than a majority of the voting power of the stock of the surviving corporation immediately after such merger or consolidation;

     o sell all or substantially all its assets in a single transaction or series of related transactions;

     o license all or substantially all of its intellectual property in a single transaction or series of related transactions;

     o    liquidate or dissolve; or

     o alter any rights of the Series A Directors (as described below) or the holders of the Series A Preferred Stock or change the size of the Board of Directors of the Company.

     Board of Directors. For so long as 70,000 shares of Series A-1 Convertible Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, as a single class, are entitled to elect one-half of the members of the Board of Directors of the Company, or the Series A Directors, one of whom will be elected as the Vice-Chairman of the Board of Directors of the Company, and to designate at least one Series A Director to serve on each of the committees of the Board of Directors of the Company.

Section 5 - Corporate Governance and Management

     Item 5.01    Changes in Control of Registrant.

     On March 1, 2005, a change in control of the Company occurred as a result of the purchase by Medcare of 280,000 shares of Series A-1 Convertible Preferred Stock of the Company. A holder of shares of Series A-1 Preferred Stock is entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Company. Each holder of a share of Series A Preferred Stock is entitled to the number of votes equal to the largest number of full shares of Company common stock into which all shares of Series A Preferred Stock held by that holder could be converted. As a result and as of March 1, 2005, Medcare beneficially owns 53.2% of the outstanding securities entitled to vote on matters required or permitted to be submitted to the stockholders of the Company. The Company issued and sold, and Medcare purchased, the 280,000 shares of Series A-1 Convertible Preferred Stock of the Company for an aggregate purchase price of $7.0 million, or $25 per share. The securities were purchase utilizing working capital funds of Medcare.

     For so long as 70,000 shares of Series A-1 Convertible Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, as a single class, are entitled to elect one-half of the members of the Board of Directors of the Company, or the Series A Directors, one of whom will be elected as the Vice-Chairman of the Board of Directors of the Company, and to designate at least one Series A Director to serve on each of the committees of the Board of Directors of the Company. Pursuant to this right, Medcare nominated, and the Board of Directors elected, Thomas W. Lyles, Jr. and Doug Williamson to the Board of Directors of the Company. See Item 5.02 of this Current Report on Form 8-K.

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Pursuant to the Certificate of Designation, Rights and Preferences described in Items 3.03 and 5.03 of this Current Report on Form 8-K and the Purchase Agreement, for so long as 70,000 shares of Series A-1 Convertible Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, as a single class, are entitled to elect one-half of the members of the Board of Directors of the Company, or the Series A Directors, one of whom will be elected as the Vice-Chairman of the Board of Directors of the Company, and to designate at least one Series A Director to serve on each of the committees of the Board of Directors of the Company.

     In connection with the consummation of the transactions contemplated in the Securities Purchase Agreement, on March 1, 2005, David A. Williams and Charles
M. Edwards agreed to, and did submit, their resignations in order to create vacancies on the Company's Board of Directors to be filled by nominees of Medcare. Following their resignation, Medcare, as the sole shareholder of Series A Preferred Stock, nominated Thomas W. Lyles, Jr. and Doug Williamson to be appointed, and the Board of Directors appointed Messrs. Lyles and Williams, to the Board of Directors of the Company. Mr. Lyles was appointed as a Class II Director, the term of which expires at this year's annual meeting of stockholders, and Mr. Williamson was appointed as a Class III Director, the term of which expires at the 2006 annual meeting of stockholders. Mr. Williamson was also appointed as Vice-Chairman of the Board of Directors of the Company. Messrs. Lyles and Williamson have not been appointed to any committees of the Board of Directors of the Company as of the date of this Current Report on Form 8-K.

     Mr. Lyles is the President of Medcare GP Corp, Inc., the sole general partner of Medcare Investment Fund III, Ltd. Medcare made a loan of $500,000 aggregate principal amount to the Company on January 27, 2005. See Item 1.02 of this Current Report on Form 8-K for description of this loan and its repayment in full.

     Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On March 1, 2005, the Company filed a Certificate of Designation, Rights and Preferences with the Secretary of State of the State of Delaware, which became effective upon its filing. The Certificate of Designation established the Series A-1 Convertible Preferred Stock, consisting of 280,000 shares, the Series A-2 Convertible Preferred Stock, consisting of 280,000 shares, and the Series
A-3 Convertible Preferred Stock, consisting of 200,000 shares, of the Company. The Board of Directors of the Company, pursuant to the Certificate of Incorporation of the Company as in effect, has the authority to issue in one or more series of up to 10 million shares of Company preferred stock. See Item 3.03 of this Current Report on Form 8-K for a description of these securities.

     On March 1, 2005, the Board of Directors of the Company amended the Bylaws of the Company to permit any Series A Director to call a special meeting of the Board of Directors of the Company, to permit any Series A Director or the holders of 51% of the outstanding Series A Preferred Stock, as a single class, to call a special meeting of the stockholders of the Company, and to require the Board of Directors of the Company to meet bi-monthly until March 1, 2006, and at least quarterly after that date.

Section 8 - Other Events

     Item 8.01    Other Events.

     On March 2, 2005, the Company announced the closing of the issuance and sale of 280,000 shares of Series A-1 Convertible Preferred Stock and a Warrant to purchase 133,334 shares of Series A-3 Convertible Preferred Stock for aggregate gross proceeds to the Company of approximately $7.0 million. The Company will use the net proceeds from this transaction for the repayment of debt, for expansion of its scleral spacing procedure clinical trials program and for capital expenditures and general corporate purposes.

     Attached to this Current Report on Form 8-K as Exhibit 99.2 is a copy of the press release issued by the Company on March 2, 2005, announcing the transaction.

THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO PURCHASE, SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY, OR ANY OTHER PERSON ON THE COMPANY'S BEHALF, MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH SUCH TRANSACTION. THE SECURITIES WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AND ANY SUCH OFFER AND SALE SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933.

Section 9 - Financial Statements and Exhibits

     Item 9.01  Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

                  Not applicable.

     (b) Pro forma financial information.

                  Not applicable.

     (c) Exhibits.

     The  following  exhibit is furnished in accordance  with the  provisions of
Item 601 of Regulation S-B:

                 Exhibit
                  Number           Description of Exhibit


                   99.1 Fairness Opinion issued by Hill Schwartz Spilker Keller LLC, dated as of February 28, 2005.

                   99.2 Press Release issued by the Company on March 2, 2005, announcing the closing of a $7.0 million financing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             REFOCUS GROUP, INC.



Date:  March 3, 2005                         By:  /s/ Terence A. Walts

                                             Name:      Terence A. Walts
                                             Title:     President

                                INDEX TO EXHIBITS

                 Exhibit
                  Number           Description of Exhibit

                   99.1 Fairness Opinion issued by Hill Schwartz Spilker Keller LLC, dated as of February 28, 2005.

                   99.2 Press Release issued by the Company on March 2, 2005, announcing the closing of a $7.0 million financing.